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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Reef Oil & Gas Partners, L.P.
Dallas, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 14, 2006 relating to the financial statement of Reef Oil & Gas Partners, L.P., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas

June 19, 2006

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Consent of Independent Registered Public Accounting Firm